                                                                 EXHIBIT 23.2

                           CONSENT OF INDEPENDENT AUDITORS

           We consent to the incorporation by reference in the following registration statements and related prospectuses filed by IMC Fertilizer Group, Inc. under the Securities Act of 1933 of our report dated July 28, 1994, with respect to the consolidated financial statements of IMC Fertilizer Group, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 1994.

                                 Commission File No.

                                --------------------

                               Form S-8, No. 33-22079
                               Form S-8, No. 33-22080
                               Form S-8, No. 33-38423
                               Form S-8, No. 33-42074




       ERNST & YOUNG LLP
       Ernst & Young LLP


       Chicago, Illinois
       September 26, 1994

       Docket No. 072267